Exhibit 99.1
Jake Elguicze
Treasurer and Vice President of Investor Relations
610-948-2836

FOR IMMEDIATE RELEASE                      October 29, 2014

TELEFLEX REPORTS THIRD QUARTER 2014 RESULTS

Third Quarter Revenues of $457.2 million, up 10.5% over prior year period; up 10.2% on Constant Currency Basis

Third Quarter GAAP Diluted EPS of $1.18, up 12.4% over the prior year period; Adjusted Diluted EPS of $1.57 up 18.0%

2014 Guidance Range for Constant Currency Revenue Growth Increased from 7% to 9% to 7.5% to 9%

2014 Guidance Range for Adjusted Diluted EPS Increased from $5.45 to $5.60 to $5.60 to $5.70

Wayne, PA -- Teleflex Incorporated (NYSE: TFX) (the “Company”) today announced financial results for the third quarter ended September 28, 2014.

Third quarter 2014 net revenues were $457.2 million, an increase of 10.5% over the prior year period. Excluding the impact of foreign currency fluctuations, third quarter 2014 net revenues increased 10.2% over the prior year period.

Third quarter 2014 GAAP diluted earnings per share from continuing operations were $1.18, as compared to $1.05 in the prior year period, an increase of 12.4%. Third quarter 2014 adjusted diluted earnings per share from continuing operations were $1.57, as compared to $1.33 in the prior year period, an increase of 18.0%.

“Building upon our performance in the first half of the year, Teleflex once again delivered double-digit constant currency revenue and adjusted earnings per share growth,” said Benson Smith, Chairman, President and Chief Executive Officer. “In addition, during the third quarter, the Company continued to expand operating margin and made progress in the initial phases of our facility restructuring initiatives.”

Added Mr. Smith, “Based on the Company’s performance during the first nine months of 2014, and our outlook for the fourth quarter, we are increasing our full year constant currency revenue growth guidance range from 7% to 9% to 7.5% to 9%, and increasing our full year adjusted diluted earnings per share guidance range from $5.45 to $5.60 to $5.60 to $5.70.”

THIRD QUARTER NET REVENUE BY SEGMENT

Vascular North America third quarter 2014 net revenues were $63.8 million, an increase of 15.9% compared to the prior year period. Excluding the impact of foreign currency fluctuations, third quarter 2014 net revenues increased 16.1% compared to the prior year period. The increase in constant currency revenue was largely due to product sales resulting from our acquisition of Vidacare, higher sales volume of existing products and new product sales.

Anesthesia/Respiratory North America third quarter 2014 net revenues were $54.7 million, an increase of 1.6% compared to the prior year period. Excluding the impact of foreign currency fluctuations, third quarter 2014 net revenues increased 1.8% compared to the prior year period. The increase in constant currency revenue was largely due to new product sales and price increases, somewhat offset by lower sales volume of existing products.

Surgical North America third quarter 2014 net revenues were $36.1 million, an increase of 5.8% compared to the prior year period. Excluding the impact of foreign currency fluctuations, third quarter 2014 net revenues increased 6.2% compared to the prior year period. The increase in constant currency revenue was largely due to higher sales volume of existing products and price increases.

EMEA third quarter 2014 net revenues were $141.2 million, an increase of 6.7% compared to the prior year period. Excluding the impact of foreign currency fluctuations, third quarter 2014 net revenues increased 5.6% compared to the prior year period. The increase in constant currency revenue was largely due to Vidacare product sales, higher sales volume of existing products, new product sales and price increases.

Asia third quarter 2014 net revenues were $62.0 million, an increase of 12.3% compared to the prior year period. Excluding the impact of foreign currency fluctuations, third quarter 2014 net revenues increased 11.8% compared to the prior year period. The increase in constant currency revenue was largely due to product sales resulting from the acquisitions of Mayo Healthcare and Vidacare, price increases and new product sales, somewhat offset by lower sales volume of existing products.

OEM and Development Services (“OEM”) third quarter 2014 net revenues were $39.2 million, an increase of 16.0% compared to the prior year period. Excluding the impact of foreign currency fluctuations, third quarter 2014 net revenues increased 15.9% compared to the prior year period. The increase in constant currency revenue was largely due to higher sales volume of existing products and new product sales, somewhat offset by lower average selling prices.

	Three Months Ended		% Increase/ (Decrease)
	September 28, 2014	September 29, 2013	Constant Currency	Foreign Currency		Total Change
	(Dollars in millions)
Vascular North America	$63.8	$55.1	16.1%	(0.2%	)	15.9%
Anesthesia/Respiratory North America	54.7	53.8	1.8%	(0.2%	)	1.6%
Surgical North America	36.1	34.1	6.2%	(0.4%	)	5.8%
EMEA	141.2	132.3	5.6%	1.1%		6.7%
Asia	62.0	55.3	11.8%	0.5%		12.3%
OEM	39.2	33.7	15.9%	0.1%		16.0%
All Other	60.2	49.4	22.3%	(0.6%	)	21.7%
Total	$457.2	$413.8	10.2%	0.3%		10.5%

OTHER FINANCIAL HIGHLIGHTS AND KEY PERFORMANCE METRICS

Depreciation expense and amortization of intangible assets and deferred financing costs for first nine months of 2014 were $96.3 million compared to $79.0 million for the prior year period.

Cash and cash equivalents at September 28, 2014 were $286.4 million compared to $432.0 million at December 31, 2013. The decline in cash and cash equivalents is primarily due to a $235 million repayment of a portion of the outstanding principal amount of borrowings under the revolving credit facility.

Net accounts receivable at September 28, 2014 were $287.2 million compared to $295.3 million at December 31, 2013.

Net inventories at September 28, 2014 were $353.2 million compared to $333.6 million at December 31, 2013.

Net debt obligations at September 28, 2014 were $818.3 million compared to $902.7 million at December 31, 2013.

2014 OUTLOOK

The Company increased its full year 2014 constant currency revenue growth guidance from a range of 7% to 9% to a range of 7.5% to 9%, and increased its full year 2014 adjusted diluted earnings per share guidance from a range of $5.45 to $5.60 to a range of $5.60 to $5.70.

FORECASTED 2014 CONSTANT CURRENCY REVENUE GROWTH RECONCILIATION

	Low	High

Forecasted 2014 GAAP revenue growth	7.5%	9.0%

Estimated impact of foreign currency fluctuations	—	—

Forecasted 2014 constant currency revenue growth	7.5%	9.0%

FORECASTED 2014 ADJUSTED EARNINGS PER SHARE RECONCILIATION

	Low	High

Forecasted 2014 diluted earnings per share attributable to common shareholders	$3.83	$3.88

Restructuring, impairment charges and special items, net of tax [1]	$0.65	$0.70

Intangible amortization expense, net of tax	$0.95	$0.95

Amortization of debt discount on convertible notes, net of tax	$0.17	$0.17

Forecasted 2014 adjusted diluted earnings per share	$5.60	$5.70

1= The reduction in restructuring, impairment charges and special items, net of tax reflects a shift in the estimated timing of certain restructuring costs from 2014 to 2015.

CONFERENCE CALL WEBCAST AND ADDITIONAL INFORMATION

As previously announced, Teleflex will comment on its financial results on a conference call to be held today at 8:00 a.m. (ET). The call will be available live and archived on the company’s website at www.teleflex.com and the accompanying presentation will be posted prior to the call. An audio replay will be available until November 5, 2014 at 11:59pm (ET), by calling 888-286-8010 (U.S./Canada) or 617-801-6888 (International), Passcode: 14097601.

ADDITIONAL NOTES

Constant currency revenue and growth exclude the impact of translating the results of international subsidiaries at different currency exchange rates from period to period.

Certain financial information is presented on a rounded basis, which may cause minor differences.

Segment results and commentary exclude the impact of discontinued operations, items included in restructuring and impairment charges, and losses and other charges set forth in the condensed consolidated statements of income and in the Reconciliation of Consolidated Statement of Income Items set forth below.

NOTES ON NON-GAAP FINANCIAL MEASURES

This press release includes certain non-GAAP financial measures, which include:

Adjusted diluted earnings per share. This measure excludes, depending on the period presented (i) the effect of charges associated with our restructuring programs, as well as goodwill and other asset impairment charges; (ii) losses, other charges and charge reversals, including acquisition and integration costs, charges related to facility consolidations, reversal of liabilities related to certain contingent consideration arrangements, the establishment of a litigation reserve and a litigation verdict against the Company with respect to a non-operating joint venture and reversal of a reserve related to a previously announced stock keeping unit benefit program; (iii) amortization of the debt discount on the Company’s convertible notes; (iv) intangible amortization expense; (v) loss on extinguishment of debt; and (vi) tax benefits resulting from the resolution of, or expiration of the statute of limitations with respect to, prior years’ tax matters. In addition, the calculation of diluted shares within adjusted earnings per share gives effect to the anti-dilutive impact of the Company’s convertible note hedge agreements, which reduce the potential economic dilution that otherwise would occur upon conversion of the Company’s senior subordinated convertible notes (under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares).

Constant currency revenue. This measure excludes the impact of translating the results of international subsidiaries at different currency exchange rates from period to period.

Management believes these measures are useful to investors because they eliminate items that do not reflect Teleflex’s day-to-day operations. In addition, management believes that the calculation of non-GAAP diluted shares is useful to investors because it provides insight into the offsetting economic effect of the convertible note hedge against conversions of the convertible notes. Management uses these financial measures for internal managerial purposes, when publicly providing guidance on possible future results, and to assist in our evaluation of period-to-period comparisons. These financial measures are presented in addition to results presented in accordance with generally accepted accounting principles (“GAAP”) and should not be relied upon as a substitute for GAAP financial measures. Tables reconciling historical non-GAAP measures to the most directly comparable historical GAAP measures are set forth below. Tables reconciling forecasted non-GAAP measures to the most directly comparable forecasted GAAP measures are set forth above.

RECONCILIATION OF CONSOLIDATED STATEMENT OF INCOME ITEMS
Dollars in millions, except per share amounts

Quarter Ended – September 28, 2014
	Cost of goods sold	Selling, general and administrative expenses	Research and development expenses	Restructuring and other impairment charges	Interest expense, net	Loss on extinguish-ment of debt	Income taxes	Net income (loss) attributable to common shareholders from continuing operations	Diluted earnings per share available to common shareholders	Shares used in calculation of GAAP and adjusted earnings per share
GAAP Basis	$221.0	$138.3	$14.9	$1.1	$17.0	—	$9.7	$55.1	$1.18	46,628
Adjustments
Restructuring and other impairment charges	—	—	—	1.1	—	—	0.1	1.0	$0.02	—
Losses, other charges and reversals (A)	1.9	(0.90)	0.0	—	—	—	1.1	—	$0.00	—
Amortization of debt discount on convertible notes	—	—	—	—	3.1	—	1.1	2.0	$0.04	—
Intangible amortization expense	—	15.0	—	—	—	—	4.0	11.0	$0.24	—
Tax adjustment (B)	—	—	—	—	—	—	—	—	$0.00	—
Shares due to Teleflex under note hedge (C)	—	—	—	—	—	—	—	—	$0.09	(2,799)
Adjusted basis	$219.1	$124.2	$14.8	—	$13.9	—	$16.0	$69.0	$1.57	43,829
Quarter Ended – September 29, 2013
	Cost of goods sold	Selling, general and administrative expenses	Research and Development expenses	Restructuring and other impairment charges	Interest expense, net	Loss on extinguish-ment of debt	Income taxes	Net income (loss) attributable to common shareholders from continuing operations	Diluted earnings per share available to common shareholders	Shares used in calculation of GAAP and adjusted earnings per share
GAAP Basis	$209.8	$115.2	$15.6	$7.1	$13.8	$1.3	$5.2	$45.5	$1.05	43,264
Adjustments
Restructuring and other impairment charges	—	—	—	7.1	—	—	1.5	5.6	$0.13	—
Losses, other charges and reversals (A)	1.8	(3.30)	—	—	—	—	0.9	(2.30)	($0.050)	—
Amortization of debt discount on convertible notes	—	—	—	—	2.9	—	1.0	1.8	$0.04	—
Intangible amortization expense	—	12.5	—	—	—	—	4.2	8.3	$0.19	—
Loss on extinguishment of debt	—	—	—	—	—	1.3	0.5	0.8	$0.02	—

Tax adjustment (B)	—	—	—	—	—	—	4.1	(4.10)	($0.090)	—
Shares due to Teleflex under note hedge (C)	—	—	—	—	—	—	—	—	$0.04	(1,428)
Adjusted basis	$208.0	$106.0	$15.6	—	$10.9	—	$17.4	$55.6	$1.33	41,836

(A) In 2014, losses, other charges and charge reversals include approximately ($1.5) million, net of tax, or ($0.03) per share, related to the reversal of contingent consideration liabilities; and approximately $1.5 million, net of tax, or $0.03 per share, related to acquisition and integration costs, and charges related to facility consolidations. In 2013, losses and other charges include approximately ($4.4) million, net of tax, or ($0.10) per share, related to the reversal of contingent consideration liabilities; approximately $2.1 million, net of tax, or $0.05 per share, related to acquisition and integration costs.

(B) The tax adjustment represents a net benefit resulting from the resolution of, or the expiration of statute of limitations with respect to various prior years’ U.S. federal, state and foreign tax matters.

(C) Adjusted diluted shares are calculated by giving effect to the anti-dilutive impact of the Company’s convertible note hedge agreements, which reduce the potential economic dilution that otherwise would occur upon conversion of our senior subordinated convertible notes. Under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares.

RECONCILIATION OF CONSOLIDATED STATEMENT OF INCOME ITEMS
Dollars in millions, except per share amounts

Nine Months Ended – September 28, 2014
	Cost of goods sold	Selling, general and administrative expenses	Research and development expenses	Restructuring and other impairment charges	Interest expense, net	Loss on extinguish-ment of debt	Income taxes	Net income (loss) attributable to common shareholders from continuing operations	Diluted earnings per share available to common shareholders	Shares used in calculation of GAAP and adjusted earnings per share
GAAP Basis	$662.4	$425.4	$43.8	$16.5	$48.2	—	$28.2	$138.6	$3.00	46,256
Adjustments
Restructuring and other impairment charges	—	—	—	16.5	—	—	4.7	11.8	$0.26	—
Losses, other charges and reversals (A)	2.8	(2.10)	0.1	—	—	—	1.9	(1.10)	($0.020)	—
Amortization of debt discount on convertible notes	—	—	—	—	9.1	—	3.3	5.8	$0.12	—
Intangible amortization expense	—	47.1	—	—	—	—	13.9	33.1	$0.72	—
Tax adjustment (B)	—	—	—	—	—	—	0.2	(0.20)	($0.010)	—
Shares due to Teleflex under note hedge (C)	—	—	—	—	—	—	—	—	$0.25	(2,654)
Adjusted basis	$659.6	$380.4	$43.7	—	$39.1	—	$52.3	$187.9	$4.31	43,602
Nine Months Ended – September 29, 2013
	Cost of goods sold	Selling, general and administrative expenses	Research and Development expenses	Restructuring and other impairment charges	Interest expense, net	Loss on extinguish-ment of debt	Income taxes	Net income (loss) attributable to common shareholders from continuing operations	Diluted earnings per share available to common shareholders	Shares used in calculation of GAAP and adjusted earnings per share
GAAP Basis	$631.7	$358.4	$47.2	$29.2	$42.1	$1.3	$19.0	$116.3	$2.69	43,246
Adjustments
Restructuring and other impairment charges	—	—	—	29.2	—	—	6.1	23.1	$0.53	—
Losses, other charges and reversals (A)	2.0	(6.70)	—	—	—	—	2.4	(7.00)	($0.160)	—
Amortization of debt discount on convertible notes	—	—	—	—	8.4	—	3.1	5.3	$0.12	—
Intangible amortization expense	—	37.1	—	—	—	—	12.7	24.3	$0.56	—

Loss on extinguishment of debt	—	—	—	—	—	1.3	0.5	0.8	$0.02	—
Tax adjustment (B)	—	—	—	—	—	—	9.6	(9.60)	($0.220)	—
Shares due to Teleflex under note hedge (C)	—	—	—	—	—	—	—	—	$0.12	(1,438)
Adjusted basis	$629.7	$328.0	$47.2	—	$33.7	—	$53.4	$153.1	$3.66	41,808

(A) In 2014, losses, other charges and charge reversals include approximately ($8.1) million, net of tax, or ($0.18) per share, related to the reversal of contingent consideration liabilities; and approximately $7.0 million, net of tax, or $0.16 per share, related to acquisition and integration costs, and charges related to facility consolidations. In 2013, losses and other charges include approximately ($12.4) million, net of tax, or ($0.29) per share, related to the reversal of contingent consideration liabilities; approximately $0.8 million, net of tax, or $0.02 per share, related to a litigation verdict against the Company with respect to a non-operating joint venture; $5.0 million, net of tax, or $0.12 per share, related to acquisition and integration costs; and ($0.4) million, net of tax, or ($0.01) per share, related to reversal of a reserve with respect to a previously announced stock keeping unit (“SKU”) rationalization charge.

(B) The tax adjustment represents a net benefit resulting from the resolution of, or the expiration of statute of limitations with respect to various prior years’ U.S. federal, state and foreign tax matters.

(C) Adjusted diluted shares are calculated by giving effect to the anti-dilutive impact of the Company’s convertible note hedge agreements, which reduce the potential economic dilution that otherwise would occur upon conversion of our senior subordinated convertible notes. Under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares.

RECONCILIATION OF NET DEBT OBLIGATIONS

	September 28, 2014	December 31, 2013
	(Dollars in thousands)
Note payable and current portion of long term borrowings	$365,356	$356,287

Long term borrowings	700,000	930,000

Unamortized debt discount	39,335	48,413

Total debt obligations	1,104,691	1,334,700

Less: cash and cash equivalents	286,382	431,984

Net debt obligations	$818,309	$902,716

ABOUT TELEFLEX INCORPORATED

Teleflex is a leading global provider of specialty medical devices for a range of procedures in critical care and surgery. Our mission is to provide solutions that enable healthcare providers to improve outcomes and enhance patient and provider safety. Headquartered in Wayne, PA, Teleflex employs approximately 11,500 people worldwide and serves healthcare providers in more than 150 countries. For additional information about Teleflex please refer to www.teleflex.com.

CAUTION CONCERNING FORWARD-LOOKING INFORMATION

This press release contains forward-looking statements, including, but not limited to, forecasted 2014 GAAP and constant currency revenue growth and GAAP and adjusted diluted earnings per share. Actual results could differ materially from those in the forward-looking statements due to, among other things, conditions in the end markets we serve, customer reaction to new products and programs, our ability to achieve sales growth, price increases or cost reductions; changes in the reimbursement practices of third party payors; our ability to realize efficiencies and to execute on our strategic initiatives; changes in material costs and surcharges; market acceptance and unanticipated difficulties in connection with the introduction of new products and product line extensions; product recalls; unanticipated difficulties in connection with the consolidation of manufacturing and administrative functions, including as a result of difficulties with various employees, labor representatives or regulators; the loss of skilled employees in connection with such initiatives; unanticipated difficulties, expenditures and delays in complying with government regulations applicable to our businesses; the impact of government healthcare reform legislation; our ability to meet our debt obligations; changes in general and international economic conditions; and other factors described or incorporated in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2013.

TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	September 28, 2014	September 29, 2013
	(Dollars and shares in thousands, except per share)

Net revenues	$457,173	$413,796
Cost of goods sold	221,007	209,804
Gross profit	236,166	203,992
Selling, general and administrative expenses	138,252	115,228
Research and development expenses	14,871	15,638
Restructuring and other impairment charges	1,108	7,084
Income from continuing operations before interest, loss on extinguishments of debt and taxes	81,935	66,042
Interest expense	17,184	13,948
Interest income	(161)	(144)
Loss on extinguishments of debt	—	1,250
Income from continuing operations before taxes	64,912	50,988
Taxes on income from continuing operations	9,684	5,209
Income from continuing operations	55,228	45,779
Operating income (loss) from discontinued operations	(247)	38
Taxes (benefit) on income (loss) from discontinued operations	24	(991)
Income (loss) from discontinued operations	(271)	1,029
Net income	54,957	46,808
Less: Income from continuing operations attributable to noncontrolling interest	126	234
Net income attributable to common shareholders	$54,831	$46,574

Earnings per share available to common shareholders:
Basic:
Income from continuing operations	$1.33	$1.11
Income (loss) from discontinued operations	(0.01)	0.02
Net income	$1.32	$1.13

Diluted:
Income from continuing operations	$1.18	$1.05
Income from discontinued operations	—	0.03
Net income	$1.18	$1.08

Dividends per share	$0.34	$0.34

Weighted average common shares outstanding:
Basic	41,399	41,132
Diluted	46,628	43,264

Amounts attributable to common shareholders:
Income from continuing operations, net of tax	$55,102	$45,545
Income (loss) from discontinued operations, net of tax	(271)	1,029
Net income	$54,831	$46,574

TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Nine Months Ended
	September 28, 2014	September 29, 2013
	(Dollars and shares in thousands, except per share)

Net revenues	$1,363,824	$1,245,732
Cost of goods sold	662,411	631,730
Gross profit	701,413	614,002
Selling, general and administrative expenses	425,392	358,431
Research and development expenses	43,803	47,169
Restructuring and other impairment charges	16,511	29,205
Income from continuing operations before interest, loss on extinguishments of debt and taxes	215,707	179,197
Interest expense	48,650	42,566
Interest income	(494)	(458)
Loss on extinguishments of debt	—	1,250
Income from continuing operations before taxes	167,551	135,839
Taxes on income from continuing operations	28,224	18,958
Income from continuing operations	139,327	116,881
Operating loss from discontinued operations	(1,866)	(1,746)
Tax benefit on loss from discontinued operations	(345)	(1,547)
Loss from discontinued operations	(1,521)	(199)
Net income	137,806	116,682
Less: Income from continuing operations attributable to noncontrolling interest	765	629
Net income attributable to common shareholders	$137,041	$116,053

Earnings per share available to common shareholders:
Basic:
Income from continuing operations	$3.35	$2.83
Loss from discontinued operations	(0.04)	(0.01)
Net income	$3.31	$2.82

Diluted:
Income from continuing operations	$3.00	$2.69
Loss from discontinued operations	(0.04)	(0.01)
Net income	$2.96	$2.68

Dividends per share	$1.02	$1.02

Weighted average common shares outstanding:
Basic	41,347	41,087
Diluted	46,256	43,246

Amounts attributable to common shareholders:
Income from continuing operations, net of tax	$138,562	$116,252
Loss from discontinued operations, net of tax	(1,521)	(199)
Net income	$137,041	$116,053

TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 28, 2014	December 31, 2013

	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents	$286,382	$431,984
Accounts receivable, net	287,179	295,290
Inventories, net	353,227	333,621
Prepaid expenses and other current assets	43,283	39,810
Prepaid taxes	51,319	36,504
Deferred tax assets	48,141	52,917
Assets held for sale	7,672	10,428
Total current assets	1,077,203	1,200,554
Property, plant and equipment, net	347,233	325,900
Goodwill	1,352,045	1,354,203
Intangible assets, net	1,208,252	1,255,597
Investments in affiliates	1,079	1,715
Deferred tax assets	1,706	943
Other assets	70,274	70,095
Total assets	$4,057,792	$4,209,007

LIABILITIES AND EQUITY
Current liabilities
Current borrowings	$365,356	$356,287
Accounts payable	71,034	71,967
Accrued expenses	77,333	74,868
Current portion of contingent consideration	2,957	4,131
Payroll and benefit-related liabilities	76,781	73,090
Accrued interest	13,848	8,725
Income taxes payable	26,735	23,821
Other current liabilities	42,272	22,231
Total current liabilities	676,316	635,120
Long-term borrowings	700,000	930,000
Deferred tax liabilities	494,884	514,715
Pension and postretirement benefit liabilities	97,007	109,498
Noncurrent liability for uncertain tax provisions	56,448	55,152
Other liabilities	49,221	48,506
Total liabilities	2,073,876	2,292,991
Commitments and contingencies
Total common shareholders’ equity	1,981,728	1,913,527
Noncontrolling interest	2,188	2,489
Total equity	1,983,916	1,916,016
Total liabilities and equity	$4,057,792	$4,209,007

TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 28, 2014	September 29, 2013
	(Dollars in thousands)
Cash Flows from Operating Activities of Continuing Operations:
Net income	$137,806	$116,682
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	1,521	199
Depreciation expense	37,409	30,735
Amortization expense of intangible assets	47,053	37,072
Amortization expense of deferred financing costs and debt discount	11,792	11,228
Loss on extinguishments of debt	—	1,250
Impairment of long-lived assets	—	3,354
Changes in contingent consideration	(7,670)	(12,927)
Stock-based compensation	9,125	8,426
Deferred income taxes, net	(2,808)	(1,286)
Other	(4,310)	(8,223)
Changes in operating assets and liabilities, net of effects of acquisitions and disposals:
Accounts receivable	2,442	(12,395)
Inventories	(23,084)	(23,576)
Prepaid expenses and other current assets	(4,087)	(5,420)
Accounts payable and accrued expenses	14,258	1,573
Income taxes receivable and payable, net	(10,649)	(10,820)
Net cash provided by operating activities from continuing operations	208,798	135,872

Cash Flows from Investing Activities of Continuing Operations:
Expenditures for property, plant and equipment	(48,220)	(54,640)
Proceeds from sales of assets and investments	5,251	—
Payments for businesses and intangibles acquired, net of cash acquired	(28,535)	(40,450)
Investment in affiliates	(40)	(50)
Net cash used in investing activities from continuing operations	(71,544)	(95,140)

Cash Flows from Financing Activities of Continuing Operations:
Proceeds from long-term borrowings	250,000	382,000
Repayment of long-term borrowings	(480,009)	(375,000)
Debt extinguishment, issuance and amendment fees	(3,689)	(6,365)
Proceeds from share based compensation plans and the related tax impacts	2,936	4,740
Payments to noncontrolling interest shareholders	(1,094)	(736)
Payments for contingent consideration	—	(16,367)
Dividends	(42,174)	(41,915)
Net cash used in financing activities from continuing operations	(274,030)	(53,643)

Cash Flows from Discontinued Operations:
Net cash used in operating activities	(1,946)	(2,167)
Net cash used in discontinued operations	(1,946)	(2,167)

Effect of exchange rate changes on cash and cash equivalents	(6,880)	4,476
Net decrease in cash and cash equivalents	(145,602)	(10,602)
Cash and cash equivalents at the beginning of the period	431,984	337,039
Cash and cash equivalents at the end of the period	$286,382	$326,437